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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of GB&T Bancshares, Inc. of our report, dated January 30, 2004, appearing in the Prospectus, which is part of the Registration Statement on Form S-3 (Registration No. 333-119789) which is incorporated by reference in this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

                      /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
November 16, 2004

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Consent of Independent Registered Public Accounting Firm